Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Securities and Exchange Commission
Washington, DC


As the independent registered public accounting firm, we hereby consent to the inclusion of our report dated October 19, 2005, relating to the financial statements of Claire Coast Corporation in this Form 10-SB. It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 2005 or performed any audit procedures subsequent to the date of our report.



/s/ Cordovano and Honeck LLP
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Cordovano and Honeck LLP
Denver, Colorado
October 25, 2005